Exhibit 99.1

FLEXIBLE SOLUTIONS INTERNATIONAL INC.
Unaudited Interim Consolidated Balance Sheet
As of July 31, 2002
(U.S. Dollars)
                                                                July 31, 2002
                                                                -------------
ASSETS
Current
  Cash                                                            $5,390,305
  Accounts receivable                                                 72,168
  In Trust                                                             5,450
  Short Term Loans                                                    29,500
  Inventory                                                          170,139
  Prepaid expenses                                                    14,378
                                                                  ----------
Total Current Assets                                               5,681,940
Investments                                                          906,782
Property and Equipment                                                73,956
                                                                  ----------
Total Assets                                                      $6,662,678
                                                                  ==========


LIABILITIES
Current
  Accounts payable                                                   209,850
  Accrued liabilities                                                  7,683
  Income tax payable                                                 -13,677
                                                                  ----------
Total Current Liabilities                                            203,855

Stockholders' Equity
Capital Stock
Authorized
  50,000,000 Common shares with a
     par value of $0.001 each
  1,000,000 Preferred shares with
     a par value of $0.01 each
Issued
  11,458,416 Common shares                                            11,458
Capital in Excess of Par Value                                     6,563,675
Share Subscription Receivable                                        -20,500
Other Comprehensive Income (Loss)                                     (4,693)
Retained Earnings                                                    -91,118
                                                                  ----------
                                                                   6,458,823
                                                                  ----------
Total Liabilities and Stockholders' Equity                        $6,662,678
                                                                  ==========